UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2020

SANDRIDGE MISSISSIPPIAN TRUST II
(Exact name of Registrant as specified in its charter)

Delaware	001-35508	30-0709968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01. Entry Into a Material Definitive Agreement.

On February 18, 2020, SandRidge Mississippian Trust II (the “Trust”) and SandRidge Energy, Inc. (“SandRidge”) entered into an amendment, dated as of February 14, 2020 (the “Amendment”), to the Administrative Services Agreement dated as of January 1, 2012 between the Trust and SandRidge (the “ASA”) to revise the events that would cause the termination of the ASA, thereby permitting the Trust to continue to receive services from SandRidge as are necessary to fulfill the purposes of the Trust until the Trust is finally liquidated and wound up in accordance with the terms of the amended and restated trust agreement governing the Trust.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Amendment No. 1 to Administrative Services Agreement dated as of February 14, 2020 between SandRidge Energy, Inc. and SandRidge Mississippian Trust II.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE MISSISSIPPIAN TRUST II

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

	By: /s/ Sarah Newell	/s/ Sarah Newell
	Name:	Sarah Newell
	Title:	Vice President
Date: February 20, 2020